UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 21, 2010

NORTHERN STATES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

000-19300
(Commission File Number)

Delaware	36-3449727
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1601 North Lewis Avenue
P.O. Box 39
Waukegan, Illinois  60085
(Address of Principal Executive Offices)

(847) 244-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Barbara Jo Martin as a Director of Northern States Financial Corporation and NorStates Bank

On September 21, 2010, the Board of Directors of Northern States Financial Corporation (the “Company”) appointed Barbara Jo Martin as a director of each of the Company and NorStates Bank (the “Bank”) to fill a current vacancy on each Board.  Ms. Martin was appointed to serve on the Audit Committee and the Compensation and Employee Benefits Committee of the Board of Directors of the Company.

There are no arrangements or understandings between Ms. Martin and any other person pursuant to which she was appointed as a director.  There are no related party transactions between either the Company or the Bank and Ms. Martin that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Attached as Exhibit 99.1 is a copy of the Company’s press release relating to the appointment, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description of Exhibit

99.1	Press release dated September 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHERN STATES FINANCIAL CORPORATION

Date: September 22, 2010	By:	/s/Scott Yelvington
Scott Yelvington
President and Chief Executive Officer

INDEX TO EXHIBITS
Exhibit	Description of Exhibit

99.1	Press release dated September 22, 2010.